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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          LINCOLN NATIONAL CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

          Indiana                                     35-1140070
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 State of Incorporation                           I.R.S. Employer
 of Organization                                  Identification No.

 Lincoln National Corporation
 200 East Berry Street
 Fort Wayne, Indiana                                  46802-2706
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 (Address of Principal Executive Offices)             (Zip Code)


If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to                       securities pursuant to
Section 12(b) of the Exchange                Section 12(g) of the Exchange
Act and is effective pursuant                Act and is effective pursuant
to the General Instruction                   to General Instruction A.(d)
A.(c) please check the                       please check the following
following box.   (X)                         box.    ( )

    Securities Act registration statement file number to which this form relates: 333-49201 (if applicable).

    Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                Name of Each Exchange on Which
        to be so Registered                Each Class is to be Registered
        -------------------                ------------------------------
          Growth PRIDES                       New York Stock Exchange

    Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                 Title of Class


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         INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The class of securities to be registered hereby are the Growth PRIDES of Lincoln National Corporation ("Lincoln"), an Indiana corporation.

         For a description of the Growth PRIDES, the Income PRIDES and the Common Stock, reference is made to the Registration Statement on Form S-3 of Lincoln, among other registrants (Registration No. 333-49201), filed with the Securities and Exchange Commission on April 2, 1998, and Amendment No. 1 thereto, dated April 27, 1998 (as so amended, the "Registration Statement"), and the prospectus dated April 27, 1998 included therein and the form of prospectus supplement dated July 27, 1998 relating to the public offering of FELINE PRIDES, which description is incorporated herein by reference. Definitive copies of the prospectus supplement describing the FELINE PRIDES units and the Common Stock will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.  EXHIBITS

      1. Form of Purchase Contract Agreement, between Lincoln and The First National Bank of Chicago, as Purchase Contract Agent.

      2. Form of Pledge Agreement, among Lincoln, The Chase Manhattan Bank, as Collateral Agent, Custodial Agent and Securities Intermediary and The First National Bank of Chicago, as Purchase Contract Agent.

      3.  Forms of Income PRIDES and Growth PRIDES.

      4. Form of Amended and Restated Trust Agreement for Lincoln National Capital IV, among Lincoln, as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein.

      5.  Form of Preferred Security Certificate (included in Exhibit 4 above).

      6. Junior Subordinated Indenture between Lincoln and The First National Bank of Chicago, as Subordinated Indenture Trustee (incorporated herein by reference to Exhibit 4(l) of the Registration Statement).

      7. Form of First Supplemental Junior Subordinated Indenture between Lincoln and The First National Bank of Chicago, as Subordinated Indenture Trustee.

      8.  Form of Junior Subordinated Deferrable Interest Debentures, Series D.

      9. Form of Guarantee Agreement in respect of Lincoln National Capital IV between Lincoln, as Guarantor, and The First National Bank of Chicago, as Trustee.


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                                    SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            LINCOLN NATIONAL CORPORATION

Dated:  August 10, 1998                     By: /s/ John Steinkamp
                                                --------------------------
                                            Name:  John Steinkamp
                                            Title: Vice President


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EXHIBITS

    1. Form of Purchase Contract Agreement, between Lincoln and The First National Bank of Chicago, as Purchase Contract Agent.

    2. Form of Pledge Agreement, among Lincoln, The Chase Manhattan Bank as Collateral Agent, Custodial Agent and Securities Intermediary and The First National Bank of Chicago, as Purchase Contract Agent.

    3.   Forms of Income PRIDES and Growth PRIDES.

    4. Form of Amended and Restated Trust Agreement for Lincoln National Capital IV, among Lincoln, as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein.

    5.   Form of Preferred Security Certificate (included in Exhibit 4 above).

    6. Junior Subordinated Indenture between Lincoln and The First National Bank of Chicago, as Subordinated Indenture Trustee (incorporated herein by reference to Exhibit 4(1) of the Registration Statement).

    7. Form of First Supplemental Junior Subordinated Indenture between Lincoln and The First National Bank of Chicago, as Subordinated Indenture Trustee.

    8.   Form of Junior Subordinated Deferrable Interest Debentures, Series D.

    9. Form of Guarantee Agreement in respect of Lincoln National Capital IV between Lincoln, as Guarantor, and The First National Bank of Chicago, as Trustee.